FOR IMMEDIATE RELEASE

FROM: MSA Safety Incorporated
Ticker: MSA (NYSE)
Media Relations Contact: Mark Deasy (724) 741 - 8570
Investor Relations Contact: Elyse Lorenzato (724) 741 - 8525

MSA Announces First Quarter Results
Quarterly GAAP earnings were $23 million; Adjusted earnings were $44 million, growing 13 percent from a year ago

PITTSBURGH, April 24, 2019 - Global safety equipment manufacturer MSA Safety Incorporated (NYSE: MSA) today reported results for the first quarter of 2019.
Quarterly Highlights

•	Revenue was $326 million, consistent with a year ago on a reported basis and increasing 3 percent on a constant currency basis.

•
GAAP operating income was $32 million or 9.9 percent of sales, compared to $44 million or 13.6 percent of sales in the same period a year ago. Adjusted operating income was $58 million or 17.9 percent of sales, compared to $55 million or 16.8 percent of sales in the same period a year ago. Adjusted operating margin increased 110 basis points from a year ago on product margin expansion and operating expense leverage.

•
GAAP earnings were $23 million or $0.59 per diluted share, compared to $32 million or $0.83 per diluted share in the same period a year ago. Adjusted earnings increased 13 percent to $44 million or $1.14 per diluted share, compared to $39 million or $1.01 per diluted share in the same period a year ago.

•
Current quarter GAAP earnings include $21 million of expense related to the company's International footprint rationalization program, which is designed to improve profitability in MSA’s International segment. $15 million of this charge reflects the recognition of currency translation adjustments associated with the closure of MSA's locations in South Africa. This non-cash charge is recorded within Currency Exchange Losses, while the remaining $6 million of expense is recorded within Restructuring Charges.

•
Recently announced a definitive agreement to acquire California-based Sierra Monitor Corporation (OTCQB: SRMC) in an all-cash transaction valued at approximately $33 million. Sierra Monitor is a leading provider of fixed gas and flame detection instruments and Industrial Internet of Things solutions that connect and help protect high-value infrastructure assets. The transaction is expected to close in the second quarter of 2019, subject to customary closing conditions.

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Comments from Management
“MSA delivered another quarter of profitable growth. Through new product introductions and continuous improvement in our cost structure, we were able to drive adjusted earnings growth of 13 percent on revenue growth of 3 percent,” said Nish Vartanian, MSA President and CEO. He noted that the company's incoming orders and backlog levels reflect continued strength in its key end markets and geographies, highlighted by its book-to-bill ratio of 107 percent in the quarter.

Mr. Vartanian commented that the company’s revenue growth, increase in earnings and margin expansion in the quarter demonstrate the returns MSA is seeing on its R&D investments and its focus on improving productivity. “Overall, our market leading innovations like the G1 SCBA for firefighters and new industrial market products in gas detection and fall protection are supporting improvements in our sales vitality index and contributing nicely to our ability to drive profitable growth,” he said. The company’s sales vitality index - which measures the percentage of revenue from products introduced within the past five years - trended above 35 percent for the quarter.

“The momentum in our order book, coupled with our strong profitability profile and balance sheet, positions us well to continue investing in our business and creating value for all MSA stakeholders. In 2019 - our 105th year in business - we remain focused on executing our corporate strategy and fulfilling our collective mission to advance workplace safety throughout the world," Mr. Vartanian concluded.

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MSA Safety Incorporated
Condensed Consolidated Statement of Income (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2019	2018

Net sales	$326,038	$325,894
Cost of products sold	176,056	178,555
Gross profit	149,982	147,339

Selling, general and administrative	78,429	80,250
Research and development	13,705	12,548
Restructuring charges	5,831	5,274
Currency exchange losses, net (a)	16,961	2,008
Product liability expense	2,896	2,824
Operating income	32,160	44,435

Interest expense	2,360	4,781
Other income, net	(2,579)	(2,340)
Total other (income) expense, net	(219)	2,441

Income before income taxes	32,379	41,994
Provision for income taxes	9,003	9,505
Net income	23,376	32,489
Net income attributable to noncontrolling interests	(144)	(118)
Net income attributable to MSA Safety Incorporated	$23,232	$32,371

Earnings per share attributable to MSA Safety Incorporated common shareholders:
Basic	$0.60	$0.85
Diluted	$0.59	$0.83

Basic shares outstanding	38,536	38,216
Diluted shares outstanding	39,084	38,778

(a) Currency exchange losses includes a $15.4 million non-cash charge related to the recognition of currency translation adjustments associated with the closure of MSA's South Africa affiliates.

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MSA Safety Incorporated
Condensed Consolidated Balance Sheet (Unaudited)
(In thousands)

	March 31, 2019	December 31, 2018
Assets
Cash and cash equivalents	$107,668	$140,095
Trade receivables, net	253,351	245,032
Inventories	172,663	156,602
Notes receivable, insurance companies	3,586	3,555
Other current assets	135,523	111,339
Total current assets	672,791	656,623

Property, net	156,099	157,940
Operating lease assets, net	52,020	—
Prepaid pension cost	61,500	57,568
Goodwill	415,254	413,640
Notes receivable, insurance companies, noncurrent	56,368	56,012
Insurance receivable, noncurrent	52,640	56,866
Other noncurrent assets	204,696	209,363
Total assets	$1,671,368	$1,608,012

Liabilities and shareholders' equity
Notes payable and current portion of long-term debt, net	$20,155	$20,063
Accounts payable	75,524	78,367
Other current liabilities	170,591	183,630
Total current liabilities	266,270	282,060

Long-term debt, net	357,304	341,311
Pensions and other employee benefits	166,294	166,101
Noncurrent operating lease liabilities	41,962	—
Deferred tax liabilities	7,613	7,164
Product liability and other noncurrent liabilities	168,640	171,857
Total shareholders' equity	663,285	639,519
Total liabilities and shareholders' equity	$1,671,368	$1,608,012

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MSA Safety Incorporated
Condensed Consolidated Statement of Cash Flows (Unaudited)
(In thousands)

	Three Months Ended
	March 31,
	2019	2018

Net income	$23,376	$32,489
Depreciation and amortization	9,326	9,671
Change in working capital and other operating	(31,485)	(24,807)
Cash flow from operating activities	1,217	17,353

Capital expenditures	(4,897)	(3,241)
Change in short-term investments	(18,941)	—
Property disposals	12	58
Cash flow used in investing activities	(23,826)	(3,183)

Change in debt	14,091	(9,401)
Cash dividends paid	(14,652)	(13,390)
Other financing	(5,981)	(1,825)
Cash flow used in financing activities	(6,542)	(24,616)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(3,221)	1,363

Decrease in cash, cash equivalents and restricted cash	$(32,372)	$(9,083)

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MSA Safety Incorporated
Segment Information (Unaudited)
(In thousands, except percentage amounts)

	Americas	International	Corporate	Consolidated
Three Months Ended March 31, 2019
Sales to external customers	$213,687	$112,351	$—	$326,038
Operating income				32,160
Operating margin %				9.9%
Restructuring charges				5,831
Currency exchange losses, net				16,961
Product liability expense				2,896
Strategic transaction costs				456
Adjusted operating income (loss)	54,803	11,040	(7,539)	58,304
Adjusted operating margin %	25.6%	9.8%		17.9%
Depreciation and amortization				9,326
Adjusted EBITDA	60,900	14,171	(7,441)	67,630
Adjusted EBITDA %	28.5%	12.6%		20.7%

Three Months Ended March 31, 2018
Sales to external customers	$209,129	$116,765	$—	$325,894
Operating income				44,435
Operating margin %				13.6%
Restructuring charges				5,274
Currency exchange losses, net				2,008
Product liability expense				2,824
Strategic transaction costs				94
Adjusted operating income (loss)	50,086	12,778	(8,229)	54,635
Adjusted operating margin %	23.9%	10.9%		16.8%
Depreciation and amortization				9,671
Adjusted EBITDA	56,225	16,209	(8,128)	64,306
Adjusted EBITDA %	26.9%	13.9%		19.7%
The Americas segment is comprised of our operations in the U.S., Canada and Latin America. The International segment is comprised of our operations in all other parts of the world including Europe, Africa, the Middle East, India, China, South East Asia and Australia. Certain global expenses are allocated to each segment in a manner consistent with where the benefits from the expenses are derived.

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Adjusted operating income (loss), adjusted operating margin, adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) and adjusted EBITDA margin are the measures used by the chief operating decision maker to evaluate segment performance and allocate resources. As such, management believes that adjusted operating income (loss), adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin are useful metrics for investors. Adjusted operating income (loss) is defined as operating income excluding restructuring charges, currency exchange gains / losses, product liability expense and strategic transaction costs and adjusted operating margin is defined as adjusted operating income (loss) divided by segment sales to external customers. Adjusted EBITDA is defined as adjusted operating income (loss) plus depreciation and amortization and adjusted EBITDA margin is defined as adjusted EBITDA divided by segment sales to external customers. Adjusted operating income (loss), adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin are not recognized terms under GAAP and therefore do not purport to be alternatives to operating income or operating margin as a measure of operating performance. The Company's definition of adjusted operating income (loss), adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin may not be comparable to similarly titled measures of other companies. As such, management believes that it is appropriate to consider operating income determined on a GAAP basis in addition to these non-GAAP measures.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Constant currency revenue growth (Unaudited)

Consolidated

	Three Months Ended March 31, 2019
	Breathing Apparatus	Firefighter Helmets and Protective Apparel	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	1%	(2)%	2%	(4)%	(1)%	17%	1%	(7)%	—%
Plus: Currency translation effects	3%	2%	4%	4%	3%	5%	3%	5%	3%
Constant currency sales change	4%	—%	6%	—%	2%	22%	4%	(2)%	3%

Management believes that constant currency revenue growth is a useful metric for investors, as foreign currency translation can have a material impact on revenue growth trends. Constant currency revenue growth highlights ongoing business performance excluding the impact of fluctuating foreign currencies, which is outside of management's control. There can be no assurances that MSA's definition of constant currency revenue growth is consistent with that of other companies. As such, management believes that it is appropriate to consider revenue growth determined on a GAAP basis in addition to this non-GAAP financial measure.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Constant currency revenue growth (Unaudited)

Americas Segment

	Three Months Ended March 31, 2019
	Breathing Apparatus	Firefighter Helmets and Protective Apparel	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	3%	1%	—%	(6)%	1%	27%	2%	1%	2%
Plus: Currency translation effects	—%	—%	3%	1%	1%	3%	1%	3%	1%
Constant currency sales change	3%	1%	3%	(5)%	2%	30%	3%	4%	3%

Management believes that constant currency revenue growth is a useful metric for investors, as foreign currency translation can have a material impact on revenue growth trends. Constant currency revenue growth highlights ongoing business performance excluding the impact of fluctuating foreign currencies, which is outside of management's control. There can be no assurances that MSA's definition of constant currency revenue growth is consistent with that of other companies. As such, management believes that it is appropriate to consider revenue growth determined on a GAAP basis in addition to this non-GAAP financial measure.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Constant currency revenue growth (Unaudited)

International Segment

	Three Months Ended March 31, 2019
	Breathing Apparatus	Firefighter Helmets and Protective Apparel	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	(3)%	(13)%	11%	2%	(3)%	5%	(1)%	(15)%	(4)%
Plus: Currency translation effects	8%	7%	8%	8%	7%	7%	7%	7%	8%
Constant currency sales change	5%	(6)%	19%	10%	4%	12%	6%	(8)%	4%

Management believes that constant currency revenue growth is a useful metric for investors, as foreign currency translation can have a material impact on revenue growth trends. Constant currency revenue growth highlights ongoing business performance excluding the impact of fluctuating foreign currencies, which is outside of management's control. There can be no assurances that MSA's definition of constant currency revenue growth is consistent with that of other companies. As such, management believes that it is appropriate to consider revenue growth determined on a GAAP basis in addition to this non-GAAP financial measure.

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MSA Safety Incorporated
Supplemental Segment Information (Unaudited)
Summary of constant currency revenue growth by segment and product group

	Three Months Ended March 31, 2019
	Consolidated	Americas	International
Fall Protection	22%	30%	12%
Industrial Head Protection	6%	3%	19%
Breathing Apparatus	4%	3%	5%
Fixed Gas and Flame Detection	2%	2%	4%
Portable Gas Detection	—%	(5)%	10%
Firefighter Helmets & Protective Apparel	—%	1%	(6)%
Core Sales	4%	3%	6%

Non-Core Sales	(2)%	4%	(8)%

Net Sales	3%	3%	4%

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Adjusted earnings (Unaudited)
Adjusted earnings per diluted share (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2019	2018	% Change

Net income attributable to MSA Safety Incorporated	23,232	32,371	(28)%
Non-deductible non-cash charge related to the recognition of currency translation adjustments (a)	15,359	—
Tax benefit associated with ASU 2016-09: Improvements to employee share-based payment accounting	(2,422)	(914)
Subtotal	36,169	31,457	15%

Restructuring charges	5,831	5,274
Currency exchange losses, net	1,602	2,008
Product liability expense	2,896	2,824
Strategic transaction costs	456	94
Asset related losses and other, net	25	17
Income tax expense on adjustments	(2,594)	(2,534)
Adjusted earnings	$44,385	$39,140	13%

Adjusted earnings per diluted share	$1.14	$1.01	13%

(a) Included in Currency exchange losses, net on the Statement of Income.

Management believes that adjusted earnings and adjusted earnings per diluted share are useful measures for investors, as management uses these measures to internally assess the company’s performance and ongoing operating trends. There can be no assurances that additional special items will not occur in future periods, nor that MSA's definition of adjusted earnings is consistent with that of other companies. As such, management believes that it is appropriate to consider both net income determined on a GAAP basis as well as adjusted earnings.

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About MSA:
Established in 1914, MSA Safety Incorporated is the global leader in the development, manufacture and supply of safety products that protect people and facility infrastructures.  Many MSA products integrate a combination of electronics, mechanical systems and advanced materials to protect users against hazardous or life-threatening situations.  The company's comprehensive product line is used by workers around the world in a broad range of markets, including the oil, gas and petrochemical industry, the fire service, the construction industry, mining and the military.  MSA's core products include self-contained breathing apparatus, fixed gas and flame detection systems, portable gas detection instruments, industrial head protection products, firefighter helmets and protective apparel, and fall protection devices.  With 2018 revenues of $1.4 billion, MSA employs approximately 4,800 people worldwide.  The company is headquartered north of Pittsburgh in Cranberry Township, Pa., and has manufacturing operations in the United States, Europe, Asia and Latin America.  With more than 40 international locations, MSA realizes approximately half of its revenue from outside North America.  For more information visit MSA's web site at www.MSAsafety.com.

Cautionary Statement Regarding Forward-Looking Statements:
Except for historical information, certain matters discussed in this press release may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to all projections and anticipated levels of future performance. Forward looking statements involve risks, uncertainties and other factors that may cause our actual results to differ materially from those discussed herein. Any number of factors could cause actual results to differ materially from projections or forward looking statements, including without limitation global economic conditions, spending patterns of government agencies, competitive pressures, the impact of acquisitions and related integration activities, product liability claims, the success of new product introductions, currency exchange rate fluctuations and the risks of doing business in foreign countries. A full listing of these risks, uncertainties and other factors are detailed from time-to-time in our filings with the United States Securities and Exchange Commission ("SEC"), including our most recent Form 10-K filed on February 22, 2019. You are strongly urged to review all such filings for a more detailed discussion of such risks and uncertainties. MSA’s SEC filings are readily obtainable at no charge at www.sec.gov, as well as on its own investor relations website at http://investors.MSAsafety.com. MSA undertakes no duty to publicly update any forward looking statements contained herein, except as required by law.

Non-GAAP Financial Measures:
This press release includes certain non-GAAP financial measures. These financial measures include constant currency revenue growth, adjusted operating income, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted earnings and adjusted earnings per diluted share. The presentation of these financial measures does not comply with U.S. generally accepted accounting principles ("GAAP"). For an explanation of these measures, together with a reconciliation to the most directly comparable GAAP financial measure, see the Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures in the financial tables section above.

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